Exhibit 10.1

AMENDMENT TO RIGHTS AGREEMENT
by and between
AÉROPOSTALE, INC.
and
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,
as Rights Agent
_________________
Dated as of
March 13, 2014

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AMENDMENT TO RIGHTS AGREEMENT
THIS AMENDMENT TO RIGHTS AGREEMENT (this “Amendment”), dated as of March 13, 2014, is entered into by and between Aéropostale, Inc., a Delaware corporation (the “Corporation”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Rights Agent”).
RECITALS
WHEREAS, on November 26, 2013, the board of directors of the Corporation authorized the issuance of, and declared a dividend payable in, one right (a “Right”) for each share of common stock, par value $0.01 per share, of the Corporation outstanding as of close of business on December 9, 2013, having the rights and preferences set forth in the Certificate of Designations filed with the Secretary of State of the State of Delaware on November 26, 2013;
WHEREAS, in connection therewith, the Corporation and the Rights Agent entered into a Rights Agreement, dated November 26, 2013 (the “Rights Agreement”), which set forth the terms and conditions of such Rights; and
WHEREAS, in accordance with Section 26 of the Rights Agreement, the parties desire to amend certain provisions of the Rights Agreement as set forth in this Amendment.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:
Section 1.Definitions. Capitalized terms used but not defined in this Amendment have the meaning ascribed to such terms in the Rights Agreement.
Section 2.Amendment to Rights Agreement. Subject to the terms and conditions of this Amendment, the definition of “Existing Holder” set forth in Section 1(n) of the Rights Agreement is hereby amended and restated in its entirety as follows:
“(n)    “Existing Holder” shall mean (i) Lemur LLC, together with its Affiliates and Associates; provided, however, that Lemur LLC and its Affiliates and Associates shall not be deemed to be an “Acquiring Person” pursuant to Section 1(a)(ii) of the Rights Agreement with respect to the acquisition and issuance of Series B Convertible Preferred Stock pursuant to the terms of the Stock Purchase and Investor Rights Agreement Summary of Terms and Conditions dated March 13, 2014 or any definitive agreement relating thereto (and any subsequent issuance of common stock of the Corporation as a result of the conversion thereof) and (ii) any Person who, together with its Affiliates and Associates, as of 5:00 p.m. New York City time on November 25, 2013, is the Beneficial Owner of

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ten percent (10%) (fifteen percent (15%) in the case of a Passive Institutional Investor) or more of the Voting Stock then outstanding.”
Section 3.No Other Amendments. All terms and conditions of the Rights Agreement not expressly modified by this Amendment remain in full force and effect and unchanged.
Section 4.Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed and enforced in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.
Section 5.Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
Section 6.Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

AÉROPOSTALE, INC.

By: /s/ Marc G. Schuback
Name: Marc G. Schuback
Title: Senior Vice President, General Counsel & Secretary

AMERICAN STOCK TRANSFER &
TRUST COMPANY, LLC, as Rights Agent

By: /s/ Paula Caroppoli
Name: Paula Caroppoli
Title: Senior Vice President

[SIGNATURE PAGE TO AMENDMENT TO RIGHTS AGREEMENT]